Exhibit 10.2 (Promissory Note)

PROMISSORY NOTE

US $60,000	June 15, 2009
New York, New York

Philip Widman and Ruth Kirshner, having an address at 10510 Hillsboro Avenue, Santa Anna, California 92705 (the “Maker”), jointly and severally promise to pay to Equicap, Inc., a Nevada corporation (hereinafter referred to, together with each subsequent holder(s) hereof, as “Holder”) the principal sum of US $60,000 (hereinafter, the “Principal”) in accordance with the terms of this Promissory Note (the “Note”).  Maker agrees to make payments of Principal to Holder as follows: six monthly installments of US$2,500, with the first installment due on the date of the making of this Note, and the balance of US$45,000 to be paid commencing thereafter in twelve monthly installments of US$3,750 (each such day, a “Payment Date”), with the final installment of US$3,750 being due on November 15, 2010 (the “Maturity Date”).  This Note does not bear interest if each of above payments is paid on time or prepaid.

For purposes of interpretation of this Note, references to and provisions relating to the Maker will apply to each of the persons that are jointly and severally responsible. For example, in the default provisions, if there is a default by one person that is a Maker, then that will be a default under this Note as to all the Makers, and the Holder will have all of its remedies hereunder.

1.           Payments; Place of Payment.   Maker shall pay the Principal and interest when due without notice or demand.  All payments to be made hereunder shall be made in the lawful money of the United States of America in immediately available funds and shall be delivered to Holder by check, by wire transfer or direct deposit into such account as Holder shall notify to Maker or at such other place as Holder may designate in writing. Maker shall pay the outstanding balance of the Principal on the Maturity Date.

2.           Prepayment.  Maker may prepay the outstanding balance of the Principal, in whole or in part, at any time without premium or penalty.

3.           Default.

3.1.           Events of Default.  The occurrence of any event set forth in this section 3.1(a) through (f) herein shall be considered an “Event of Default”:

(a)  Maker fails to make any payment required under this Note when due and such failure to pay is not cured within five (5) business days after the occurrence thereof;

(b)  If any representation or warranty made by Maker herein or in any writing furnished in connection with or pursuant to this Note shall be false in any material respect on the date made or thereafter; or

(c)  If Maker defaults in the performance or observance of any agreement, covenants, term or condition contained herein, or any document furnished pursuant to any thereof; or

(d)  The filing of any petition or action against Maker seeking reorganization, arrangement, adjustment, or composition of or in respect of the Maker under federal bankruptcy law or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the entry of any order granting such petition or action, or the continuance of any such petition or action for a period of 30 days without dismissal; or

(e)           The Maker  (i) files, or consents by answer or otherwise to the filing against it or him/her of, a petition for relief or reorganization of arrangement or any other petition under any federal or state bankruptcy, insolvency, reorganization, moratorium or other similar law in any jurisdiction, (ii) makes an assignment for the benefit of creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or any such custodian, receiver, trustee or other officer is appointed , (iv) is adjudicated as insolvent or to be liquidated, or (v) takes any action for the purpose of any of the foregoing; or

(f)           A judgment or judgments for the payment of money in excess of US $25,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies against Maker, which are not paid, stayed or bonded within fifteen (15) days of the entry thereof.

Maker shall immediately notify Holder in writing as to the occurrence of any of the events in this Section 3.1 above.

3.2.           Remedies. Upon the occurrence and continuation of an Event of Default: (i) an interest shall begin to accrue hereunder at the Default Rate (as hereinafter defined) on a daily basis on the unpaid principal amount of this Note then outstanding, (ii) if caused due to any of the events set forth in Sections 3.1(a), (d), (e) or (f), the entire unpaid Principal together with all interest accrued thereon shall immediately become due and payable in full, without notice or demand; (iii) if caused due to any of the events set forth in Sections 3.1(b) or (c), Holder may, at its option and without notice (such notice being expressly waived), declare and demand this Note immediately due and payable; and (iv) Holder may pursue all rights and remedies available hereunder.

3.3.           Costs of Collection.  Maker agrees to pay all costs and expenses of collection incurred by Holder, in addition to Principal and interest at the Default Rate (including, without limitation, reasonable attorneys’ fees and disbursements), and including all costs and expenses incurred in connection with the pursuit by Holder of any of its rights or remedies hereunder.

3.4.           Default Rate.   Upon the occurrence and during the continuance of any Event of Default or after maturity, whether by acceleration or otherwise, this Note shall bear interest at the rate of ten (10%) per cent per annum (the “Default Rate”), on the outstanding balance of the Principal, computed from said date of maturity to the date of actual repayment.   Interest shall continue to accrue at the Default Rate (including following the entry of a judgment in favor of Holder) until payment in full of all sums due under this Note.

4.           Governing Law: Severability.  This Note is entered into in the State of New York and shall be construed and enforced in accordance with the internal laws of the State of New York, as amended and then in effect (including Section 5-1401 of the General Obligations Law of the State of New York), without giving effect to any principles of conflicts of law thereof or of any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York.  The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

5.           Waivers.  Without limiting any other provisions of the Note, Maker, for itself and its heirs, legal representatives, successors and assigns, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and in connection with any suit, action or proceeding brought by Holder on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in a suit, action or proceeding brought by Holder on this Note and cannot be maintained in a separate action), and (c) have the same consolidated with any other or separate suit, action or proceeding, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder.  Maker, for itself and its heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note.

6.           Application of Payments.  To the extent that Maker makes a payment or Holder receives any payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Holder.

7.           Miscellaneous.

7.1.           No Waiver by Holder. Neither the exercise of any provision hereof nor the delay in asserting any right granted to Holder (including the acceptance of past due payments) shall be construed as a waiver by Holder of the right to accelerate the indebtedness evidenced hereby as above provided or to pursue any other remedies available under this Note, nor shall the exercise of any single or partial exercise of any right, power, privilege or remedy preclude any further exercise thereof.  Any waiver hereunder shall be valid and enforceable only if in writing and signed by the party against whom enforcement is sought, and then only to the extent therein set forth.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law and may be exercised singly or concurrently.  No executory agreement, unless in writing and signed by Holder, and no course of dealing between Maker, the endorser(s) or guarantor(s) hereof, or any of them, shall be effective to change or modify or discharge, in whole or in part, this Note.

7.2.           Obligations.  Maker acknowledges that this Note and Maker’s obligations hereunder are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker hereunder or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder.  This Note sets forth the entire agreement and understanding of Holder and Maker concerning this debt obligation, and Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or cross-claim of any nature whatsoever with respect hereto or the obligations of Maker hereunder or the obligations of any other person or party relating hereto in any action or proceeding brought by Holder to collect the outstanding balance of the Principal, accrued and unpaid interest, late charges, and other amounts owing, or any portion thereof.

7.3.           Business Purpose.  Maker represents to Holder that the loan evidenced by this Note is made for business and/or commercial purposes and is not a consumer transaction.

8.           Assignment.  Holder, at any time and without the prior written consent of Maker, shall have the right to and may sell, transfer, assign, negotiate, pledge or otherwise dispose of all or any portion of its right, title and interest in and to this Note to any person.  The obligations of Maker hereunder may not be transferred without the prior written consent of Holder, which may be granted or withheld in Holder’s absolute discretion.

9.           Amendment.  This Note may not be amended, supplemented, restated, extended or modified without the prior written consent of the Holder.

10.           Business Days.  If any payment is due, or any time for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

11.           Cancellation.  After all Principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

12.           Venue; Service of Process. All actions or proceedings arising in connection with this Note shall be tried and litigated in state or federal courts located in the State and County of New York, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy.  MAKER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE HEREWITH.  IN ANY ACTION AGAINST MAKER, SERVICE OF PROCESS MAY BE MADE UPON MAKER BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS ABOVE SET FORTH, WHICH SERVICE SHALL BE DEEMED SUFFICIENT FOR PERSONAL JURISDICTION AND SHALL BE DEEMED EFFECTIVE THREE (3) DAYS AFTER MAILING.

13.           Jury Trial Waiver.  MAKER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, AND THAT HOLDER WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  MAKER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed by its duly authorized representative as of the day and year first above written.

Maker:

Philip Widman

Ruth Kirshner